Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm in this Registration Statement (Form N-14)(Pre-Effective Amendment No. 1 to File No. 333-165001) of MTB Group of Funds under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” in the MTB Group of Funds Prospectus (Retail Class), dated August 31, 2009, and “Independent Registered Public Accounting Firm” in the MTB Group of Funds Statement of Additional Information, dated August 31, 2009, incorporated by reference in this Registration Statement, the reference to our firm under the captions “Financial Highlights” in the MTB Strategic Allocation Fund Prospectus (Class A, B and Institutional I shares), dated March 23, 2010, and “Independent Registered Public Accounting Firm” in the MTB Strategic Allocation Fund Statement of Additional Information, dated March 23, 2010, incorporated by reference in this Registration Statement, and the incorporation by reference of our report dated June 25, 2009 with respect to the MTB Managed Allocation Fund – Aggressive Growth, MTB Managed Allocation Fund – Moderate Growth, MTB Managed Allocation Fund – Conservative Growth and the MTB Balanced Fund, included in the 2009 Annual Report to shareholders.

/S/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 16, 2010